UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 24, 2002

Commission file number 1-13163

TRICON GLOBAL RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On January 24, 2002, TRICON Global Restaurants, Inc. issued a press release announcing the appointment of Thomas Ryan to its Board of Directors. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99     Press release dated January 24, 2002 from TRICON Global Restaurants, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICON GLOBAL RESTAURANTS, INC.
        (Registrant)

Date:   January 25, 2002

/s/      Matthew M. Preston
                                                            Vice President and Associate General Counsel

TRICON GLOBAL RESTAURANTS APPOINTS THOMAS RYAN TO BOARD

LOUISVILLE, KY - January 24, 2002: Tricon Global Restaurants, Inc. (NYSE: YUM) announced today the appointment of Thomas M. Ryan, 49, to its Board of Directors. Ryan is Chairman, President and Chief Executive Officer of CVS Corporation, the parent company of CVS Pharmacy, Inc. CVS is the country's leading pharmacy, with over 4,100 pharmacy stores and revenues exceeding $22 billion.

"Tom Ryan successfully runs America's #1 pharmacy, and his retail expertise and outstanding managerial skills will greatly complement our Board," said David C. Novak, Tricon Chairman and Chief Executive Officer.

Ryan is a Director of FleetBoston Financial and Reebok International, Ltd. He also serves on the Board of Trustees of the University of Rhode Island and Brown University School of Medicine. He holds a B.S. Degree in Pharmacy from the University of Rhode Island.

Tricon Global Restaurants, Inc., based in Louisville, KY, is the world's largest restaurant company in terms of system units, with over 30,000 restaurants in more than 100 countries and territories. The company's brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style restaurant categories, respectively. Total worldwide system sales for the brands were over $22 billion in 2000.